EXHIBIT 32.1

CERTIFICATION OF PRINCIPAL EXECUTIVE OFFICER PURSUANT TO 18 U.S.C. SECTION 1350 AS ADOPTED PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the accompanying Annual Report on Form 10-KSB of Insightful Corporation for the year ended December 31, 2005, I, Jeffrey E. Coombs, President and Chief Executive Officer of Insightful Corporation, hereby certify pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, that:

(1)	such Annual Report on Form 10-KSB of Insightful Corporation for the year ended December 31, 2005, fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	the information contained in such Annual Report on Form 10-KSB of Insightful Corporation for the year ended December 31, 2005, fairly presents, in all material respects, the financial condition and results of operations of Insightful Corporation.

/s/ Jeffrey E. Coombs

Jeffrey E. Coombs

President and Chief Executive Officer

(Principal Executive Officer)

March 30, 2006